As Filed with the Securities and Exchange Commission on November 28, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Phoenix New Media Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

Sinolight Plaza, Floor 16

No. 4 Qiyang Road

Wangjing, Chaoyang District

Beijing 100102

People’s Republic of China

+86 10 6067 6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2008 Share Option Plan

(Full title of the Plan)

Law Debenture Corporate Services Inc.

400 Madison Avenue, 4th Floor

New York, New York 10017

(212) 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Chris K.H. Lin, Esq.

Simpson Thacher & Bartlett

ICBC Tower, 35th Floor

3 Garden Road

Central, Hong Kong

+852 2514-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)		Proposed maximum aggregate offering price		Amount of registration fee
Class A Ordinary Shares, par value US$0.01 per share	17,807,951	(3)	$23,135,595.53	(3)	$2,688.36
Class A Ordinary Shares, par value US$0.01 per share	10,593,541	(4)	$11,990,564.22	(4)	$1,393.30
Total	28,401,492		$35,126,159.75		$4,081.66

(1)               These shares may be represented by the Registrant’s American depositary shares (“ADSs”), each of which represents eight Class A ordinary shares. ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (333-173736).

(2)               Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution from stock splits, stock dividends or similar transactions as provided in the 2008 Share Option Plan (the “2008 Plan”).

(3)               The amount to be registered represents shares issuable upon exercise of outstanding options granted under the 2008 Plan. Pursuant to Rule 457(h) under the Securities Act, the maximum aggregate offering price is calculated as the product of the 17,807,951 shares issuable upon exercise of outstanding options under the 2008 Plan and the exercise prices varying from US$0.8249 per share to US$1.3035 per share, for a proposed maximum aggregate offering price of US$23,135,595.53.

(4)               These shares are reserved for future award grants under the 2008 Plan, and the proposed maximum offering price, which is estimated solely for the purpose of calculating the registration fee under Rule 457(c) and Rule 457(h) under the Securities Act, is based on US$9.055 per ADS (equivalent to US$1.131875 per Class A Ordinary Share), which is the average of the high and low prices for the Registrant’s ADSs, as quoted on the New York Stock Exchange on November 26, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional  28,401,492 Class A Ordinary Shares of Phoenix New Media Limited (the “Company”) reserved for issuance under the Company’s 2008 Plan. These 28,401,492 shares are additional securities of the same class as other securities for which an original registration statement (File No. 333-177810) on Form S-8 was filed with the Securities and Exchange Commission on November 8, 2011. Pursuant to General Instruction E to Form S-8, the contents of such earlier registration statements are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China on November 28, 2014.

PHOENIX NEW MEDIA LIMITED

By:	/s/ Shuang Liu
Name: Shuang Liu
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Shuang Liu and Betty Yip Ho, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on November 28, 2014.

Signature	Capacity

/s/ Keung Chui	Chairman of the Board of Directors
Keung Chui

/s/ Shuang Liu	Director and Chief Executive Officer
Shuang Liu	(principal executive officer)

/s/ Betty Yip Ho	Chief Financial Officer
Betty Yip Ho	(principal financial and accounting officer)

/s/ Ya Li	Director and President
Ya Li

/s/ Daguang He	Director
Daguang He

/s/ Ka Keung Yeung	Director
Ka Keung Yeung

/s/ Carson Wen	Director
Carson Wen

/s/ Jerry J. Zhang	Director
Jerry J. Zhang

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Under the Securities Act, the duly authorized representative in the United States of Phoenix New Media Limited has signed this registration statement or amendment thereto in New York, on November 28, 2014.

Authorized U.S. Representative
Law Debenture Corporate Services Inc.

By:	/s/ Giselle Manon
Name: Giselle Manon
Title: Service of Process Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1

Second Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form F-1 (file no. 333-173666))

4.2	Registrant’s Specimen American Depositary Receipt (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form F-1, as amended (file no. 333-173666))

4.3	Registrant’s Specimen Stock Certificate for Class A ordinary shares (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form F-1 (file no. 333-173666))

4.4

Form of Deposit Agreement among the Registrant, the depositary and holders of the American Depositary Receipts (incorporated by reference to Exhibit 4 to the Registrants Registration Statement on Form F-6 (file no. 333-173736))

5.1*	Opinion of Conyers Dill & Pearman (Cayman) Limited

10.1	Phoenix New Media Limited 2008 Share Option Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1 (file no. 333-173666))

23.1*	Consent of Conyers Dill & Pearman (Cayman) Limited (included in Exhibit 5.1)

23.2*	Consent of PricewaterhouseCoopers Zhong Tian LLP

24.1*	Power of Attorney (included on signature page hereto)

* Filed herewith